Exhibit 15.1
June 10, 2011
SouFun Holdings Limited
F10, T3, Xihuan Plaza,
No.1 Xizhimenwai Avenue,
Xicheng District,
Beijing, 100044,
People’s Republic of China
Dear Sirs,
     We consent to the reference to our firm under the heading “Risk Factors” and “Regulations” in SouFun Holdings Limited’s Annual Report on Form 20-F for the year ended December 31, 2010, which will be filled with the Securities and Exchange Commission (the “SEC”). We also consent to the filing with the SEC of this consent letter as an exhibit to the Annual Report on Form 20-F for the year ended December 31, 2010.
Yours faithfully,
/s/ King & Wood
King & Wood